Exhibit(c)(6)

                             SCUDDER TECHNOLOGY FUND

                             Redesignation of Series


            The undersigned, being a majority of the Trustees of Scudder Technology Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section I Article III of the Amended and Restated Declaration of Trust, dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated July 21, 2004, as filed with the Secretary of the Commonwealth of Massachusetts on August 17, 2004 as follows:

            The series presently designated as "Scudder Technology Fund" is hereby redesignated "DWS Technology Fund."

         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated July 21, 2004 shall remain in effect.

         The foregoing Redesignation of Series shall be effective February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                                              /s/Lewis A. Burnham
--------------------------------------------------                 ------------------------------------------------
John W. Ballantine, Trustee                                        Lewis A. Burnham, Trustee

/s/Donald L. Dunaway                                               /s/James R. Edgar
--------------------------------------------------                 ------------------------------------------------
Donald L. Dunaway, Trustee                                         James R. Edgar, Trustee

/s/Paul K. Freeman                                                 /s/Robert B. Hoffman
--------------------------------------------------                 ------------------------------------------------
Paul K. Freeman, Trustee                                           Robert B. Hoffman, Trustee

/s/William McClayton
--------------------------------------------------                 ------------------------------------------------
William McClayton, Trustee                                         William N. Shiebler, Trustee

/s/Robert H. Wadsworth                                             /s/Shirley D. Peterson
--------------------------------------------------                 ------------------------------------------------
Robert H. Wadsworth, Trustee                                       Shirley D. Peterson, Trustee

/s/John G. Weithers
--------------------------------------------------
John G. Weithers, Trustee

Dated:  November 16, 2005
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